UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2005 (March 22, 2005)

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 22, 2005, we sold 354,724 shares of common stock to Mr. Mike H.P. Kwon, our Chairman and Chief Executive Officer, upon the partial exercise of a warrant held by Mr. Kwon. The exercise price of the warrant was $0.07 per share, resulting in net proceeds to us of $24,830. The warrant was originally issued by Axesstel, Inc., a California corporation, and was assumed by us upon our acquisition of that company. The securities were offered and sold without registration under the Securities Act of 1933 to an accredited investor in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The securities were sold by Mr. Kwon in connection with the exercise of the over-allotment option described in Item 8.01 below.

On March 30, 2005, we issued and sold 750,000 shares of our common stock at the conversion price of $3.16 per share to Laurus Master Fund, Ltd. in connection with the conversion of $2.37 million of principal due under the convertible term note issued to Laurus in March 2004. The securities were offered and sold without registration under the Securities Act in reliance upon the exemption provided by Section 3(a)(9) thereunder. The shares are registered for resale under a Registration Statement on Form S-3 (File No. 333-115168) filed with the Securities and Exchange Commission under the Securities Act.

Item 3.03. Material Modifications to Rights of Security Holders.

As described in Item 8.01 below, we redeemed all remaining balances due under the convertible term notes issued to Laurus in March 2004 and August 2004. The notes each contained a provision prohibiting us from paying dividends on our common stock without Laurus’s consent. As a result of the redemption of the remaining balances due under such notes, we are no longer subject to such restrictions. We have never paid a dividend on our common stock, and have no current plans to pay a dividend on our common stock.

Item 8.01 Other Events.

On March 22, 2005, the underwriters of our public offering that closed on March 2, 2005 exercised their option to purchase an additional 1,069,432 shares of our common stock to cover over-allotments, as described more fully in the press release filed as Exhibit 99.1 and incorporated herein by reference. The shares issued were registered under a Registration Statement on Form SB-2 (File No. 333-119760) filed with the Securities and Exchange Commission under the Securities Act.

On March 31, 2005, we redeemed the remaining balance of the convertible term note issued to Laurus in March 2004 and described in Item 3.02, and another convertible term note issued to Laurus in August 2004 for an aggregate cash payment of approximately $1.5 million. This amount represents 115% of the remaining principal on the March 2004 note and 120% of the remaining principal on the August 2004 note plus accrued interest on both notes through March 30, 2005.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

99.1	Press release dated March 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ David Morash
David Morash
President, Chief Operating Officer and Acting
Chief Financial Officer

Date: April 5, 2005